Exhibit 99.1

Consent Solicitation Statement
Solicitation of Consents Relating to the
$68,039,000 in principal amount of
8.52% First Preferred Mortgage Notes due 2015 (CUSIP: 130914 AM6)
of
CALIFORNIA PETROLEUM TRANSPORT CORPORATION

The Consent Solicitation will expire at 5:00 p.m., New York City time, on March 2, 2010, unless extended (such period, as it may be extended, the "Solicitation Period").  Only a Holder (as defined below) in respect of which a valid consent has been delivered (and not validly revoked) on or prior to the expiration of the Solicitation Period will be entitled to receive the Consent Fee (as defined below).  Consents (as defined below) may be revoked (as provided herein) at any time prior to the earlier of (i) the expiration of the Solicitation Period and (ii) the time at which the Requisite Consents (as defined below) have been received.

California Petroleum Transport Corporation, a Delaware corporation (the "Company"), is soliciting consents (the "Consents"), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as it may be amended or supplemented from time to time, this "Statement") and in the accompanying Letter of Consent (the "Letter of Consent"), which together constitute the solicitation (the "Solicitation"), to a proposed amendment (the "Proposed Amendment") to the Indenture (as defined below) pursuant to which the Company's 8.52% First Preferred Mortgage Notes due 2015 (the "Notes") were issued and to certain related agreements (the Indenture and these other related agreements, the "Agreements").  The Proposed Amendment would, in summary, do the following:

•
allow for the sale of the m.t. Front Voyager, a single-hull Suezmax class crude oil tanker that serves as part of the collateral for the Notes (the "Vessel") and its release as collateral under the collateral agreements entered into in connection with the Indenture (collectively, the "Collateral Agreements") and to modify the other applicable Agreements;

•
permit an amendment to the existing charter for the Vessel so that it may be delivered and sold prior to April 1, 2010, the current expiration date of the charter, if an Adequate Bid (as defined below) is received prior to April 1, 2010;

•
amend the Indenture (1) to permit the mandatory redemption of the Allocated Principal Amount (as defined below) of Notes following the receipt of net proceeds from the sale of the Vessel to occur as soon as practicable after such sale at the redemption price set forth in the Indenture rather than having to wait 90 days after the sale as currently provided for in the Indenture and (2) to reduce the mandatory notice provision to be provided in connection with a redemption from 30 to 60 days as currently provided for in the Indenture to at least five days; and

•
amend the Agreements to clarify procedures to follow in connection with the termination of charters of the vessels securing the Notes, including the Vessel, so as to allow for putting in place new charters or the sale of a vessel if no new charter is available.

The Company is seeking the Proposed Amendment because the Vessel is a single-hull, Suezmax crude oil tanker, which under environmental regulations of the International Maritime Organization is no longer permitted to engage in the seaborne transportation of crude oil after February 26, 2010.  The Manager (as defined below) of the Vessel has informed the owner of the Vessel that, given the single-hull structure of the Vessel, efforts to enter into a replacement charter for the Vessel, as of the date hereof, have failed and no acceptable replacement charter is expected to be available after the expiration of the existing charter on April 1, 2010.

For a description of the Proposed Amendment, see "The Proposed Amendment."  Promptly following the expiration of the Solicitation Period (and provided that the conditions set forth in this Statement have been satisfied or, where possible, waived), the owner of the Vessel will pay to each registered holder of record of Notes as of 5:00 p.m., New York City time, on February 12, 2010 (each such holder, a "Holder" and, such time and date, the "Record Date"), who has delivered (and has not properly revoked) a valid Consent in respect of such Notes, $1.00 in cash for each $1,000 principal amount of Notes with respect to which Consents to the adoption of the Proposed Amendment were so delivered (the "Consent Fee").

The Solicitation Agent for the Solicitation is:

Jefferies & Company

February 17, 2010

As of the date of this Statement, $68,039,000 in aggregate principal amount of Notes were outstanding.  Under Section 7.2 of the Term Indenture (the "Indenture") dated as of April 1, 1995, as amended and supplemented, between the Company and Bank of New York Mellon Trust Company, N.A., as successor to the Chemical Trust Company of California (the "Trustee") and Section 7.03 of the Collateral Trust Agreement (as defined below), approval of the Proposed Amendment will require the Consents of Holders of at least a majority in principal amount of Notes outstanding (the "Requisite Consents") on or before the expiration of the Solicitation Period.

If the Proposed Amendment is adopted and the Vessel is sold at an Adequate Bid (as defined below), then the Allocated Principal Amount of Notes will be redeemed at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and a make-whole premium (as described herein) and (2) a price equal to 102.66% of par if the redemption takes place prior to April 1, 2010 or 102.13% of par if the redemption takes place after April 1, 2010, as described in more detail below (the "Redemption Premium Price") plus accrued but unpaid interest to the date of the redemption.  An "Adequate Bid" is a price such that the net proceeds from the sale of the Vessel (after deducting fees and expenses of the termination and sale) together with any termination payments paid in connection with the previous and current charter of the Vessel that are held by the collateral trustee (the "Collateral Trustee") pursuant to the Collateral Trust Agreement (together, "Termination Payments") are sufficient to redeem the Allocated Principal Amount (as defined below) of Notes at a redemption price equal to the Redemption Premium Price, as described in more detail below, plus accrued but unpaid interest to the date of redemption.  As of the date of this Statement, the Company expects that the Allocated Principal Amount will be approximately $10,884,000.  The calculation of the make-whole premium is described in "The Proposed Amendment—Background—Mandatory Redemption" below.

If the Proposed Amendment is adopted and the Agreements are amended to give effect to the Proposed Amendment, the Proposed Amendment will bind all Holders of the Notes, including those that did not give their Consent, but non-consenting Holders will not receive the Consent Fee.  The failure of a Holder of Notes to deliver a Consent with respect to the Proposed Amendment will have the same effect as if such Holder had voted against the adoption of the Proposed Amendment.

None of the Company or its affiliates, the Trustee, the Collateral Trustee, D.F. King & Co., Inc., as information agent and tabulation agent (the "Information Agent"), or Jefferies & Company, Inc., as solicitation agent (the "Solicitation Agent"), makes any recommendation as to whether or not Holders should deliver any Consents.  Each Holder must make its own decision as to whether or not to deliver Consents.

TABLE OF CONTENTS

Page

Important Information	1
Forward-Looking Statements	3
The Company	4
The Proposed Amendment	5
The Solicitation	10
General	10
Waiver; Extension; Amendment; Termination	10
Procedures for Consenting	11
Revocation of Consents	12
Conditions to the Effectiveness of the Proposed Amendment and Payment of the Consent Fee	13
Acceptance for Payment and Payment	14
Determination of Validity, Etc.	14
Certain U.S. Federal Income Tax Considerations	16
Solicitation Agent and Information Agent	20
Available Information	20

i

IMPORTANT INFORMATION

This Statement and the accompanying Letter of Consent contain important information, and they should be read in their entirety before a decision is made with respect to the Solicitation.

To deliver Consents, Holders as of the Record Date should complete, sign and date the Letter of Consent in accordance with the instructions therein and mail or deliver it and any other required documents to the Trustee, c/o the Information Agent at its address set forth on the first page of the Letter of Consent for receipt prior to the expiration of the Solicitation Period.  Only Holders as of the Record Date may execute and deliver Consents and, unless revoked by the Holder as of the Record Date in the manner described herein, such Consents will be binding on all beneficial owners and subsequent transferees of the Notes with respect to which such Consents were given.  As of the Record Date, all of the outstanding Notes were held of record by Cede & Co., as registered nominee of The Depository Trust Company ("DTC") on behalf of DTC's participants (the "DTC Participants") and DTC is expected to grant an omnibus proxy authorizing each of such DTC Participants to deliver Consents.  Accordingly, to cause a Consent to be given with respect to Notes held through DTC, DTC Participants must complete, sign and deliver the Letter of Consent as set forth in the Letter of Consent.

Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of such Notes as of the Record Date — including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee or DTC Participant — must instruct such nominee or DTC Participant to arrange with the person who is the Holder or DTC Participant, as the case may be, of such Notes as of the Record Date to execute and deliver a Consent on behalf of such beneficial owner in accordance with the procedures contained in this Statement and the accompanying Letter of Consent.  Beneficial owners of Notes are urged to contact their broker, dealer, commercial bank, trust company or other nominee for instructions on how to have Consents delivered on a timely basis for their Notes.

Holders are not required to, and should not, tender or deliver Notes to the Company, the Trustee, the Information Agent or the Solicitation Agent at any time.

Any questions or requests for assistance or for additional copies of this Statement, the Letter of Consent or related documents may be directed to the Information Agent at its telephone number set forth on the back cover page of this Statement.  A Holder may also contact the Solicitation Agent at its telephone number set forth on the back cover page of this Statement or such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the terms of the Solicitation.

The Company has not filed this Statement and the Letter of Consent with, and they have not been reviewed by, any federal, state or foreign securities commission or regulatory authority of any country.  No authority has passed upon the accuracy or adequacy of this Statement, and it is unlawful and may be a criminal offense to make any representation to the contrary.  No person has been authorized to give any information or to make any representations in connection with the Solicitation other than those contained in this Statement and, if given or made, such information or representations should not be relied upon as having been authorized.

The delivery of this Statement at any time shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since the date hereof.  The Solicitation is not being made to, and Consents are not being solicited from, Holders of Notes in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent.

Recipients of this Statement and accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice.  Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters.

FORWARD-LOOKING STATEMENTS

Matters discussed in this Statement may constitute forward-looking statements within the meaning of U.S. federal securities laws.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation.  This Statement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance.  When used in this Statement, the words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect" and similar expressions identify forward-looking statements.

The forward-looking statements in this Statement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the tanker market, changes in world wide oil production and consumption and storage, changes in the Company's operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events or acts by terrorists, and other important factors described from time to time in the reports filed by the Company with the Securities and Exchange Commission (the "Commission").

THE COMPANY

The Company was incorporated in Delaware in 1995.  It is a special purpose corporation organized solely for the purpose of issuing, on behalf of the four vessel-owning companies (the "Vessel-Owning Companies"), including CalPetro Tankers (Bahamas III) Limited ("CPT III"), the owner of the Vessel, the Notes and serial mortgage notes as its obligations and loaning the proceeds to the Vessel-Owning Companies to purchase four vessels from Chevron Transport Corporation ("Chevron Transport").  After the purchase of the four vessels, each of the Vessel-Owning Companies then chartered its respective vessel back to Chevron Transport under separate long-term bareboat charters (each, an "Initial Charter" and, collectively, the "Initial Charters").  The serial mortgage notes have since matured.  Of the $117,900,000 aggregate principal amount of Notes originally issued, $68,039,000 in principal amount remain outstanding.

CPT III is an entity organized under the laws of the Bahamas.  Its sole purpose is to own and operate the Vessel.

All of the shares of the Company's common stock are owned by GSS Holdings Boston, Inc., a Delaware corporation.  The Vessel-Owning Companies are not affiliated with the Company and are indirect, wholly-owned subsidiaries of Independent Tankers Corporation Limited which in turn is a majority-owned subsidiary of Frontline Ltd. ("Frontline").

For further information about the Company, please see the Company's annual and quarterly reports filed with the Commission.  See "Available Information."

THE PROPOSED AMENDMENT

The following summarizes the Proposed Amendment for which Consents are being sought pursuant to the Solicitation.  The summary of the provisions of the Agreements affected by the Proposed Amendment set forth below is qualified in its entirety by reference to the full and complete terms of the Agreements.  Capitalized terms used in the summary below but not defined in this Statement have the meanings given to them in the Agreements.

General

Under Section 7.2 of the Indenture and Section 7.03 of the related Collateral Trust Agreement dated as of April 5, 1995, as amended and supplemented, by and among the Company, the Vessel-Owning Companies, the Trustee and the other parties thereto (the "Collateral Trust Agreement"), the adoption of the Proposed Amendment requires the receipt of the Consents of the Holders of a majority in aggregate principal amount of the Notes outstanding, excluding Notes owned by the Company and its affiliates.  As of February 12, 2010, there were $68,039,000 in aggregate principal amount of Notes outstanding.

If the Proposed Amendment is adopted and the Agreements are amended to give effect to the Proposed Amendment, the Proposed Amendment will bind all Holders of the Notes, including those that did not give their Consent, but non-consenting Holders will not receive the Consent Fee.

The Proposed Amendment will not become effective until the closing of the Solicitation and the satisfaction or, where possible, waiver of the conditions to the Solicitation and any conditions set forth in the Indenture.

The elements of the Proposed Amendment constitute, for purposes of this Solicitation, a single proposal to Holders.  Holders can deliver Consents only with respect to the Proposed Amendment as a whole and not with respect to particular elements of the Proposed Amendment.

Background

Structure of the Notes Offering

The Company issued the Notes as part of a series of transactions to allow the Vessel-Owning Companies to purchase four vessels from Chevron Transport, which is a subsidiary of Chevron Corporation, a Delaware corporation and a major international oil company ("Chevron").  Each of the vessels was then chartered to Chevron Transport under the Initial Charters.  Charterhire payments pursuant to the Initial Charters were to be and are made to trust accounts in the name and under the control of the Trustee, for the benefit of the holders of the Notes.  Chevron irrevocably and unconditionally guaranteed the liabilities and responsibilities of Chevron Transport under the Initial Charters.  Each of the Vessels and related assets were then granted as collateral to secure the Company's obligations under the Notes.

The Agreements

At the time of the offering of the Notes, the Agreements, among others, were entered into.  The Agreements consist of the following:

•	the Indenture between the Company and the Trustee, pursuant to which the Notes were issued;

•
term loans between the Company and each Vessel-Owning Company, pursuant to which proceeds of the Notes offering were loaned to these Vessel-Owning Companies to purchase the vessels and make related payments (the term loan regarding the Vessel, the "Term Loan");

•
management and remarketing agreements between the Vessel-Owning Companies and a manager, pursuant to which a manager was appointed to manage the administrative and corporate obligations of the Vessel-Owning Companies, including regarding chartering procedures for vessels, for which Frontline is a successor manager (the "Manager") for the Vessel (such agreement regarding the Vessel, the "Management and Remarketing Agreement"); and

•
the Collateral Agreements and documents among the Company, the Vessel-Owning Companies, collateral agents and related parties, pursuant to which security interests in the vessels securing the Notes and certain related assets and agreements were created.

The Collateral Agreements consist of the following agreements and documents: Assignment of Bareboat Charter dated March 31 2006 from CPT III to the Company; Collateral Assignment of Bareboat Charter dated March 31, 2006 from the Company to the Trustee; Statutory Mortgage from CPT III to the Company, transferred by the Company to the Trustee; Deed of Covenants from CPT III to the Company, transferred by the Company to the Trustee; Assignment of Mortgage from the Company to the Trustee; Term Loan Agreement between CPT III and the Company; Issue of One Debenture between CPT III and the Company; Assignment of Earnings and Insurance from CPT III to the Company; and Assignment of Purchase Agreement (between CPT III and Chevron Transport) from CPT III to the Company.

Subsequent Developments

On March 31, 2006, Chevron Transport terminated its Initial Charter with respect to the Vessel.  As a result of the termination of the Initial Charter and pursuant to the provisions of the Indenture and the Management and Remarketing Agreement, CPT III entered into an "Acceptable Replacement Charter" as defined in the Indenture (an "ARC") with Frontline Voyager Inc. ("FVI"), an affiliate of Frontline, as of March 31, 2006.  Following an initial term of two years, FVI's ARC is renewable on a yearly basis at FVI's option.  All charterhire payments under the ARC are prepaid on an annual basis.

The Vessel is a single-hull Suezmax crude oil tanker.  Under environmental regulations of the International Maritime Organization (the "IMO"), after February 26, 2010, single-hull vessels are no longer permitted to engage in the seaborne transportation of crude oil.  In light of these developments, on January 5, 2010, FVI notified CPT III that it will not renew the ARC, which will terminate on April 1, 2010.  The Manager has informed CPT III and the Trustee that efforts to enter into an acceptable replacement charter as of the date hereof have failed and no acceptable replacement charter to replace the ARC is expected to be available after the expiration of the existing charter on April 1, 2010 given the single-hull structure of the Vessel.

Mandatory Redemption

If the Proposed Amendment is adopted and the Vessel is sold at an Adequate Bid, then the Allocated Principal Amount of Notes will be redeemed at a redemption price equal to the greater of (x) the sum of (A) an amount equal to 100% of the Allocated Principal Amount and (B) the Make-Whole Premium or (y) the applicable Redemption Price, plus accrued but unpaid interest to the date of the redemption.

The "Allocated Principal Amount" of Notes for the Vessel, as of the date hereof, is approximately $10,884,000 in aggregate principal amount of the Notes outstanding.

The "Redemption Price" will be 102.66% of par if the redemption takes place prior to April 1, 2010 or 102.13% of par if the redemption takes place after April 1, 2010.

"Make-Whole Premium" means the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal of such Note being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semiannual basis, such principal and interest at a rate equal to the sum of the Treasury Yield (determined on the business day immediately preceding the date of such redemption) plus 0.375% (three-eighths of one percent) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of such Note being redeemed.

"Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) equal to April 1, 2015; provided that if no United States Treasury security is available with such a constant maturity and for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

As of February 10, 2010, the trust account held approximately $5,690,840.00, which amount includes funds received from the termination payment made by Chevron Transport following the termination of its charter in 2006 and interest accrued thereon.

As of the date hereof, the Company expects that an Adequate Bid may be received for the sale of the Vessel such that sufficient funds will be available following the sale of the Vessel and the termination of its charter to finance the mandatory redemption of the Allocated Principal Amount of Notes for the consideration described above.  There can be no assurance, however, that such a bid for the sale of the Vessel will be received, that any bid received will be otherwise acceptable to CPT III or the Trustee or that the Vessel will be sold.

The Proposed Amendment

Vessel Sale

The Proposed Amendment would allow for the sale of the Vessel, its release as collateral under the Collateral Agreements and the termination of certain of the Collateral Agreements applicable to the Vessel.

CPT III desires to sell the Vessel due to the expected unavailability of a charterer to act as counterparty to a new charter to replace the ARC.  The Manager believes that a replacement charter is commercially unavailable because of the single-hull nature of the Vessel and the effectiveness of IMO regulations described above prohibiting the use of single-hull tanker vessels to transport crude oil after February 26, 2010.

A sale of the Vessel will necessitate the release of the Vessel as collateral under the Collateral Agreements and the termination of certain of the Collateral Agreements.  The Proposed Amendment would release the Vessel as collateral and terminate the applicable Collateral Agreements.

Early Sale Charter Amendment

The Proposed Amendment would permit an amendment to the existing charter for the Vessel so that it may be sold prior to April 1, 2010, the current expiration date of the charter, if an Adequate Bid is received.

The current charter terminates on April 1, 2010.  All charterhire payments have been prepaid.  Unless the charter is amended, possession of the Vessel remains with the charterer until April 1, 2010, which means that the Vessel cannot be sold prior to that date.  The Proposed Amendment would permit an amendment of the current charter so that the Vessel may be delivered and sold prior to April 1, 2010, provided that an Adequate Bid is received.

Shorter Notice Provisions

The Proposed Amendment would amend the Indenture to permit the Company to redeem the Allocated Principal Amount of Notes as soon as practicable after the sale of the Vessel and to shorten the notice that Holders are entitled to receive prior to redemption.

Section 10.1(d)(i) of the Indenture, which requires the Company to redeem the Allocated Principal Amount of Notes at the applicable redemption price plus accrued but unpaid interest to the date of the redemption if the Vessel is sold, provides that such redemption shall take place on the date which is 90 days after the sale of the Vessel.  The Proposed Amendment would modify the Indenture to provide that such redemption would take place as soon as practicable after the sale of the Vessel but in any event no later than 90 days after the sale of the Vessel.

In addition, Section 10.2 of the Indenture entitles Holders of the Notes to no less than 30 days nor more than 60 days' notice prior to the redemption of any Notes.  The Proposed Amendment would modify the Indenture to allow the Company to redeem the Allocated Principal Amount of Notes upon notice to Holders at least five days prior to the date fixed for such redemption.

New Charter Procedures

The Proposed Amendment would clarify the procedures to follow in connection with the termination of charters of the vessels securing the Notes, including the Vessel, so as to allow for putting in place new charters and, if no charters are available, the sale of a vessel.

The Agreements provide procedures to follow in the event the Initial Charter is terminated but do not provide procedures to follow in the event an ARC is terminated.  After discussions with the Trustee, the Company and CPT III have determined that the likely intent of the parties and the best course of action in the event of termination of an ARC is to allow CPT III to follow the same procedures set forth in the applicable Agreements for the termination of an Initial Charter.  This would mean, in effect, that all references in the applicable Agreements to the Initial Charter for the Vessel would be deemed to be references to the current ARC with FVI.  The Proposed Amendment would modify the applicable Agreements to clarify that these procedures should be used in the event an ARC is terminated.  As a result, if the Proposed Amendment is adopted, it will clarify not only the procedures governing the sale of the Vessel but also the rechartering or sale of any other vessels owned by a Vessel-Owning Company and serving as collateral for the Notes.

Modification and Deletion of Relevant Definitions and Provisions

The Proposed Amendment would also make certain other changes in the applicable Agreements of a technical or conforming nature including the deletion of those definitions from the applicable Agreements that are used only in provisions that would be eliminated as a result of the elimination or modification of the foregoing provisions, and cross-references to the provisions in the applicable Agreements that have been deleted as a result of the Proposed Amendment will be revised to reflect such deletions.

Forms of Amended Agreements

Copies of the forms of amendments to the Agreements to give effect to the Proposed Amendment will be available upon request.  See "Available Information."

THE SOLICITATION

General

The Company is soliciting Consents, upon the terms and subject to the conditions set forth in this Statement and in the accompanying Letter of Consent, to the Proposed Amendment.

Promptly following the expiration of the Solicitation Period (and provided that the conditions set forth in this Statement have been satisfied or, where possible, waived), CPT III will pay to each holder of record of Notes as of 5:00 p.m., New York City time, on February 12, 2010 (each such holder, a "Holder" and, such time and date, the "Record Date"), who has delivered (and has not properly revoked) a valid Consent in respect of such Notes, $1.00 in cash for each $1,000 principal amount of Notes with respect to which Consents to the adoption of the Proposed Amendment were so delivered.

Promptly after receipt of any Requisite Consents (and assuming that all other conditions set forth herein have been satisfied or, where possible, waived), the Company expects that it and the Trustee will enter into the amendments to the Agreements provided for in the Proposed Amendment.  The Company will promptly notify Holders of acceptance of the Requisite Consents and the execution and delivery of such amendments by a press release.

If the Proposed Amendment is adopted and the Agreements are amended to give effect to the Proposed Amendment, the Proposed Amendment will bind all Holders of the Notes, including those that did not give their Consent, but non-consenting Holders will not receive the Consent Fee.  The failure of a Holder of Notes to deliver a Consent with respect to the Proposed Amendment will have the same effect as if such Holder had voted against the adoption of the Proposed Amendment.

If Requisite Consents with respect to the Proposed Amendment are not received prior to the expiration of the Solicitation Period, the Proposed Amendment will not be adopted and no Consent Fee will be paid for any Consents delivered with respect to the Proposed Amendment, unless the Solicitation Period is extended, the Requisite Consents are received before the expiration of the extended Solicitation Period and the other conditions to the Solicitation are satisfied or, where possible, waived.

None of the Company or its affiliates, the Trustee, the Collateral Trustee, the Information Agent or the Solicitation Agent makes any recommendation as to whether or not Holders should deliver Consents.  Each Holder must make its own decision as to whether or not to deliver Consents.

Waiver; Extension; Amendment; Termination

The Company reserves the right, in its sole discretion, and whether or not the Requisite Consents to the Proposed Amendment have been received and at any time or from time to time, subject to applicable law, to:

●	where possible, waive any of the conditions to the Solicitation;

●	extend the Solicitation Period;

●	otherwise amend or modify the terms of the Solicitation; or

●	terminate the Solicitation, in which event no Consent Fee will be paid.

Any waiver, extension, modification, amendment or termination will be communicated to the Trustee and the Information Agent and will be followed as promptly as practicable by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9 a.m., New York City time, on the first business day after the previously scheduled expiration.  Without limiting the manner in which the Company may choose to make any public announcement, the Company will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service or Bloomberg.

If any amendments or modifications to the terms of the Solicitation are made that the Company determines are not materially adverse to the Holders, then any Consents given prior to the time of any such amendment or modification will remain valid and these Consents will be deemed to continue to be effective with respect to the Solicitation as so amended or modified, provided that the Company will disclose promptly any such modification or amendment in a public announcement or notice to Holders; and provided further that the Solicitation Period is not extended.  If any such modification or amendment is materially adverse to the Holders, the Company will disclose promptly any such modification or amendment in a public announcement or notice to Holders and extend the Solicitation Period for the period the Company deems required.  If the Company makes a material change in the terms of, or information concerning, the Solicitation, the Proposed Amendment or any of the transactions described herein or waives any condition related thereto that results in a material change to circumstances of the Solicitation, then the Company will disseminate additional solicitation materials to the extent necessary and will extend the Solicitation Period to the extent the Company deems required.

Procedures for Consenting

To deliver Consents, Holders as of the Record Date should complete, sign and date the Letter of Consent in accordance with the instructions therein and mail or deliver it and any other required documents to the Trustee, c/o the Information Agent at its address set forth on the first page of the Letter of Consent for receipt prior to the expiration of the Solicitation Period.  Only Holders as of the Record Date may execute and deliver Consents and, unless revoked by the Holder as of the Record Date in the manner described herein, such Consents will be binding on all beneficial owners and subsequent transferees of the Notes with respect to which such Consents were given.  As of the Record Date, all of the outstanding Notes were held of record by Cede & Co., as registered nominee of DTC on behalf of the DTC Participants and DTC is expected to grant an omnibus proxy authorizing each of such DTC Participants to deliver Consents.  Accordingly, to cause a Consent to be given with respect to Notes held through DTC, DTC Participants must complete, sign and deliver the Letter of Consent as set forth in the Letter of Consent.

Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of such Notes as of the Record Date — including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee or DTC Participant — must instruct such nominee or DTC participant to arrange with the person who is the Holder or DTC Participant, as the case may be, of such Notes as of the Record Date to execute and deliver a Consent on behalf of such beneficial owner in accordance with the procedures contained in this Statement and the accompanying Letter of Consent.  Beneficial owners of Notes are urged to contact their broker, dealer, commercial bank, trust company or other nominee for instructions on how to have Consents delivered on a timely basis for their Notes.

Signatures on a Letter of Consent must be guaranteed by a recognized participant (a "Medallion Signature Guarantor") in the Securities Transfer Agents Medallion Program, unless such Letter of Consent is delivered for the account of a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority or is a commercial bank or trust company having an office in the United States (each, an "Eligible Institution").

The method of delivery of Consents is at the election and risk of the consenting Holders.  If delivery is by mail, registered mail with return receipt requested is recommended and enough time should be allowed to ensure delivery prior to the expiration of the Solicitation Period.

A properly completed Letter of Consent should not be delivered to any person other than the Information Agent, according to the delivery instructions contained in the Letter of Consent.  Delivery of the Letter of Consent to an address, or transmission via facsimile other than to the Information Agent as set forth in the Letter of Consent, will not constitute a valid delivery of the Consent.  In no event should a Holder deliver or tender any certificates evidencing the Notes in connection with delivering a Consent.

Giving a Consent will not affect a Holder's right to sell or transfer Notes and the sale or transfer of Notes will not affect a Holder's right thereunder to receive the applicable Consent Fee if the Holder has not revoked its Consent prior to the time that the applicable Requisite Consents have been obtained and evidence thereof has been delivered to the trustee.

Holders are not required to, and should not, tender or deliver Notes to the Company, the Trustee, the Information Agent or the Solicitation Agent at any time.

Revocation of Consents

A Consent may be revoked by a Holder as of the Record Date who has previously delivered a Consent if the Information Agent receives notice of revocation before, but not on or after, the date on which the Requisite Consents have been obtained and evidence thereof has been delivered to the Trustee.  A Consent with respect to the Proposed Amendment becomes irrevocable once the Requisite Consents have been obtained with respect to the Proposed Amendment and evidence thereof has been delivered to the Trustee.

A Holder as of the Record Date desiring to revoke a Consent must deliver to the Trustee, c/o the Information Agent at its address set forth on the first page of the Letter of Consent a written revocation of such Consent (which may be in the form of a subsequent Letter of Consent marked "DO NOT CONSENT" to the Proposed Amendment) containing the name of such Holder, the certificate numbers (if held in certificated form) to which such revocation relates, the principal amount of Notes to which such revocation relates and the guaranteed signature of such Holder.  The revocation must be executed by such Holder in the same manner as the Holder's name appears on the Letter of Consent to which the revocation relates.  If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation.  A revocation of the Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Statement.  Valid revocation of Consents will be effective upon receipt of the written revocation by the Information Agent.

Only a Holder is entitled to revoke a Consent previously given by it.  A beneficial owner of Notes who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Information Agent on such beneficial owner's behalf, or to such beneficial owner for forwarding to the Information Agent by such beneficial owner, a revocation of any Consent already given with respect to such Notes.

Each Holder executing a Letter of Consent will, by executing such Letter of Consent, be agreeing that it may revoke the related Consent or Consents only in the manner specified herein.  Each properly completed and executed Consent will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described above has been followed.

A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent.  A Holder who has delivered a revocation and thereafter delivers a new Consent at any time prior to the expiration of the Solicitation Period will be deemed to have properly revoked a previously delivered Consent and delivered a new Consent.

Conditions to the Effectiveness of the Proposed Amendment and Payment of the Consent Fee

Each of the effectiveness of the Proposed Amendment and the obligation of CPT III to pay the Consent Fee is conditioned on the satisfaction (or, where possible, waiver) of each of the following conditions:

(1)	Requisite Consents having been received (and not properly revoked by the Holders thereof) with respect to the Proposed Amendment by the expiration of the Solicitation Period;

(2)	the satisfaction or waiver (where possible) of the conditions set forth in the Indenture to effectuate the Proposed Amendment;

(3)	amendments to the Agreements having been entered into by the relevant parties to give effect to the Proposed Amendment; and

(4)
the absence of any law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that could, make unlawful or invalid or enjoin the implementation of the Proposed Amendment or the payment of the Consent Fee, or that would question the legality or validity thereof.

The conditions listed above are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances (including any action or inaction by the Company) giving rise to such condition or, where possible, may be waived by the Company in whole or in part at any time and from time to time in its sole discretion.  If any condition to the Solicitation is not satisfied or, where possible, waived by the Company before the expiration of the Solicitation Period, the Company reserves the right (but shall not be obligated), subject to applicable law, to:

●	allow the Solicitation to lapse;

●	where possible, waive any of such conditions and accept for payment all Consents validly delivered (and not properly revoked);

●	extend the Solicitation Period and continue soliciting Consents pursuant to the extended Solicitation;

●	otherwise amend or modify the terms of the Solicitation; or

●	terminate the Solicitation.

Acceptance for Payment and Payment

Upon the terms and subject to the conditions of the Solicitation, the Trustee will accept all valid Consents that are delivered (and not properly revoked) prior to the expiration of the Solicitation Period.  The Trustee will be deemed to have accepted Consents if, as and when the Information Agent gives notice to the Trustee and the Company of receipt of any valid Consents.  CPT III will pay the Consent Fee promptly following the expiration of the Solicitation Period and upon the satisfaction of the conditions to the effectiveness of the Proposed Amendment (set forth above) to each Holder who has delivered (and has not properly revoked) a valid Consent.  Payment of the Consent Fee will be made by deposit of funds made solely by the Company with the Information Agent, which will act as agent for the Holders for the purpose of receiving payments from the Company and transmitting such payments to the Holders.  If a Holder as of the Record Date delivers a Consent and subsequently transfers its Notes prior to the expiration of the Solicitation Period, any payment pursuant to the Consent Solicitation with respect to such Notes will be made to such Holder as of the Record Date rather than to such Holder's transferee.

Determination of Validity, Etc.

All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment and any attempted revocation of Consents will be determined by the Trustee (upon receipt of written direction from the Company in its sole discretion), and its determination will be final and binding on all Holders.  The Trustee (upon receipt of written direction from the Company) reserves the absolute right to reject any and all Consents or attempted revocations that it determines are not in proper form or the acceptance for payment of or payment for which may, on the advice of its counsel, be unlawful.  The Trustee (upon receipt of written direction from the Company) also reserves the absolute right in its sole discretion to waive any defect or irregularity in the Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders.  Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Trustee determines (upon receipt of written direction from the Company).  The Trustee's interpretation of the terms and conditions of the Solicitation (including the instructions in the Letter of Consent) will be final and binding on all Holders.  None of the Company or its affiliates, the Trustee, the Collateral Trustee, the Information Agent, the Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities in Consents or any notices of revocation or will incur any liability for failure to give any such notification.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax considerations relating to the Solicitation.  This summary applies only to Notes held as capital assets.  It does not discuss any state, local or foreign tax consequences, nor does it deal with beneficial owners of Notes that may be subject to special treatment for U.S. federal income tax purposes.  For example, this summary does not address tax consequences to beneficial owners of Notes who are dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies, persons holding Notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle, persons liable for the alternative minimum tax or U.S. persons whose "functional currency" is not the U.S. dollar.

If an entity classified as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the entity.  A partner in such an entity should consult its own tax advisor regarding the tax consequences relating to the Solicitation.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions, all as of the date hereof.  Those authorities may be changed, perhaps retroactively, or subject to differing interpretations, so as to result in U.S. federal income tax consequences different from those discussed below.  There is no authority directly addressing the U.S. federal income tax consequences of the adoption of the Proposed Amendment and receipt of the Consent Fee.  In addition, no rulings have been requested from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences of the Solicitation.  As a result, there can be no assurance that the IRS or a court will agree with the U.S. federal income tax consequences described below.

Beneficial owners of Notes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the Solicitation to them in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

For purposes of the following discussion, a U.S. Holder is a beneficial owner of a Note that is for U.S. federal income tax purposes:

●	a citizen or resident of the United States,

●	a corporation created or organized in or under the laws of the United States or any political subdivision of the United States,

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

●
a trust that (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons has authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Receipt of Consent Fee.  There is no authority directly addressing the U.S. federal income tax treatment of the Consent Fee (or payments similar to the Consent Fee).  However, the Company intends to treat the Consent Fee as separate consideration paid to consenting beneficial owners of Notes for their Consent to the Proposed Amendment.  Assuming such treatment, a U.S. Holder will recognize ordinary income equal to the amount of any Consent Fee received.  It is possible the IRS could disagree with this characterization.

Adoption of Proposed Amendment.  The U.S. federal income tax consequences to a U.S. Holder of the adoption of the Proposed Amendment will depend upon whether the Proposed Amendment results in a "significant modification" and thus a deemed exchange of the Notes for new notes with respect to which gain or loss may be recognized.  Under applicable Treasury regulations, the modification of a debt instrument is a "significant modification" if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications of the debt instrument collectively), the legal rights or obligations that are altered and the degree to which they are altered is "economically significant."

In general, the regulations provide that a change in the yield of a debt instrument is a significant modification if the yield of the modified instrument (determined by taking into account any payments made by the issuer to the holder as consideration for the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument.  The Company has determined that the change in yield on the Notes resulting from the Proposed Amendment and payment of the applicable Consent Fee will not result in a significant modification under the above formulation and thus will not result in a deemed exchange of Notes.

In addition, the regulations provide that a change in security or collateral of a recourse debt instrument will be treated as a significant modification if it results in a change in payment expectations.  A change in payment expectations will be deemed to occur if there is a substantial impairment of the obligor's capacity to meet the payment obligations under the debt instrument and that capacity was adequate prior to the modification and is primarily speculative after the modification.  The Company has determined that the release of the m.t. Front Voyager as collateral pursuant to the Proposed Amendment will not result in a change in payment expectations and therefore will not represent a significant modification of the Note for purposes of such regulations.

Although the matter is not free from doubt, the Company intends to take the position that the adoption of the Proposed Amendment and payment of the Consent Fee should not cause a significant modification of the Notes and therefore should not result in a deemed exchange of the Notes for U.S. federal income tax purposes.  Assuming such treatment, U.S. Holders will not recognize any gain or loss as a result of the adoption of the Proposed Amendment and the payment of the Consent Fee, except to the extent described above under "Receipt of Consent Fee."

No assurance can be given that the positions described above will be accepted by the IRS or a court.  Alternative characterizations are possible and could affect the character or timing of income, gain or loss recognized with respect to the Notes.  U.S. Holders are urged to consult their own tax advisors regarding possible alternative characterizations and the tax consequences to them, in their particular situations, of such characterizations.

Non-U.S. Holders

For purposes of the following discussion, a Non-U.S. Holder is a beneficial owner of a Note (other than an entity classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.  The following discussion does not represent a detailed description of the U.S. federal income tax consequences applicable to a Non-U.S. Holder that may be subject to special treatment under the U.S. federal income tax laws, including a U.S. expatriate, "controlled foreign corporation" or "passive foreign investment company."

The Company intends to withhold U.S. federal income tax from the Consent Fee paid to any Non-U.S. Holder at a rate of 30% unless (i) the Non-U.S. Holder provides the Company or its paying agent, as the case may be, with a properly executed IRS Form W-8ECI certifying, under penalties of perjury, that receipt of the Consent Fee is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States or (ii) the Non-U.S. Holder provides a properly executed IRS Form W-8BEN establishing its entitlement to an exemption from, or a reduction in the rate of, such withholding tax under an applicable income tax treaty between the United States and the Non-U.S. Holder's country of residence.

Each Non-U.S. Holder is urged to consult its own tax advisor regarding the Solicitation in general and, in particular, its eligibility (if any) for an exemption from, or a reduction in the rate of, U.S. federal withholding tax under an applicable income tax treaty or otherwise.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to the payment of the Consent Fee to U.S. Holders other than certain exempt recipients (such as corporations).  The Consent Fee payments may also be subject to backup withholding unless the U.S. Holder (i) is a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides its correct taxpayer identification number (which, in the case of an individual, is his or her social security number), certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  In general, a U.S. Holder can satisfy these requirements by completing and submitting the IRS Form W-9 that is included in the Letter of Consent.

In general, information reporting and backup withholding will not apply to the payment of any Consent Fee to a Non-U.S. Holder, provided (i) the Non-U.S. Holder provides an applicable Form W-8, or appropriate substitute form, certifying as to its non-U.S. status, and the Company does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or (ii) the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S Holder's or Non-U.S. Holder's U.S. federal income tax liability and, if withholding results in an overpayment of tax, the U.S. Holder or Non-U.S. Holder may be entitled to a refund, provided that the required information is timely furnished to the IRS.

SOLICITATION AGENT AND INFORMATION AGENT

The Company has retained Jefferies & Company, Inc., as solicitation agent (in such capacity, the "Solicitation Agent"), and D.F. King & Co., Inc., as information agent and tabulation agent (in such capacities, the "Information Agent"), in connection with the Solicitation.  The Solicitation Agent will solicit consents and will receive a fee for such services.  The Company has agreed to reimburse the Solicitation Agent for its reasonable out-of-pocket expenses and to indemnify the Solicitation Agent and Information Agent against certain liabilities, including liabilities under U.S. federal securities laws.

At any time, the Solicitation Agent and its affiliates may trade securities of the Company, including the Notes, for its own account or for the account of customers, and accordingly, may hold a long or short position in the Notes.  The Solicitation Agent has provided, and may in the future continue to provide, investment banking and other financial services, including the provision of credit facilities, for the Company and Frontline in the ordinary course of business, for which it has received, and is expected to receive, customary fees.

The Solicitation Agent assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates contained in this Statement or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

Holders desiring to deliver Consents should complete, sign and date the Letter of Consent in accordance with the instructions therein and mail or deliver it and any other required documents to the Solicitation Agent at its address set forth in the Letter of Consent.  Facsimile copies of the Letter of Consent will not be accepted.

Any questions or requests for assistance or for additional copies of this Statement, the Letter of Consent or related documents may be directed to the Solicitation Agent at its telephone number set forth on the back cover page of this Statement.  Requests for assistance in completing the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent or other related documents should be addressed to the Information Agent.  A Holder may also contact such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the terms of the Solicitation.

None of the Company or its affiliates, the Trustee, the Information Agent or the Solicitation Agent makes any recommendation as to whether or not Holders should deliver any Consents.  Each Holder must make its own decision as to whether or not to deliver Consents.

AVAILABLE INFORMATION

The Company and CPT III are subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  In accordance with these requirements, the Company and CPT III file reports and other information with the Commission.  These materials may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, DC. 20549.  You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  In addition, documents referred to in this Statement or the annual report of the Company may be inspected at the Company's principal executive offices at 68 South Service Road, Suite 120, Melville, New York, 11747 and documents referred to in this Statement or the annual report of CPT III may be inspected at the offices of Frontline at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, Bermuda HM 08.

Copies of the forms of amendments to the Agreements to give effect to the Proposed Amendment will be promptly available upon request by calling the Information Agent at its number set forth on the back cover of this Statement.

Requests for assistance in completing the Letter of Consent or requests for additional copies of this Statement, the Letter of Consent or other related documents should be directed to:

Information Agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, New York 10005

Banks and Brokers Call: (212) 269-5505
All Others Call Toll Free: (800) 769-4414
Email: calpet@dfking.com

Tabulation Agent:

D.F. King & Co., Inc.

By Facsimile
(For Eligible Institutions Only):
(212) 809-8838
Attention: Elton Bagley

Confirmation:
(212) 493-6996

By Regular, Registered or Certified Mail;
Hand or Overnight Delivery:
48 Wall Street, 22nd Floor
New York, New York 10005

The Solicitation Agent for the Solicitation is:

Jefferies & Company

520 Madison Avenue
New York, New York  10022
Attention:  Liability Management Group
U.S. Toll-Free:  (877) 877-0696
Collect: (212) 284-2435

Holders may contact the Solicitation Agent at its telephone number set forth above or such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the terms of the Solicitation.

February 17, 2010

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